UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 27, 2007
METROPCS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

8144 Walnut Hill Lane, Suite 800
Dallas, Texas	75231-4388
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 214-265-2550
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On June 27, 2007, the Board of Directors of MetroPCS Communications, Inc. (the “Company”) appointed Mr. Thomas Keys to the new position of President and Chief Operating Officer due to the need for Mr. Roger Linquist to cut back on his schedule for personal health reasons and the Company’s desire to provide for succession planning for the Company’s Chief Executive Officer should Mr. Linquist retire. Mr. Linquist remains the Chairman of the Board and Chief Executive Officer of the Company, but in connection with the appointment of Mr. Keys, Mr. Linquist has resigned his position as President effective June 27, 2007.
     Mr. Keys, 48, became the Company’s Senior Vice President, Market Operations, West in January 2007. Previously, Mr. Keys served as the Company’s Vice President and General Manager, Dallas. Mr. Keys does not have a direct or indirect material interest in any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000.
     A press release, dated June 27, 2007, announcing Mr. Keys’ appointment as President and Chief Operating Officer of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective June 27, 2007, the Board of Directors of the Company adopted Amendment No. 1 to the Company’s Third Amended and Restated Bylaws (the “Amendment”). The primary purpose of the Amendment is to provide for the separation of the duties of the offices of president and chief executive officer and to describe the duties of the president and the chief operating officer of the Company.
     A copy of the Amendment is filed as Exhibit 3.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION

3.1	—	Amendment No. 1 to the Third Amended and Restated Bylaws of MetroPCS Communications, Inc.

99.1	—	Press Release dated June 27, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.
Date: June 27, 2007	By:	/s/ J. Braxton Carter
J. Braxton Carter
Senior Vice President and CFO

Index to Exhibits

EXHIBIT
NUMBER		DESCRIPTION
3.1	—	Amendment No. 1 to the Third Amended and Restated Bylaws of MetroPCS Communications, Inc.
99.1	—	Press Release dated June 27, 2007